UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2025

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-41355	82-3751728
(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Melville, New York 11747

(Address of Principal Executive Offices)

(631) 574 -4436

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STSS	NASDAQ Capital Market
Common Stock Purchase Warrants	STSSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2025, pursuant to the registration statement on Form S-1, as amended (File No. 333-284237) (the “Registration Statement”), Sharps Technology, Inc., a Nevada corporation (the “Company”) consummated a public offering (the “Offering”) of an aggregate of (i) 14,285,714 units (the “Units) at a public offering price per Unit of $1.40 with each Unit consisting of one share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), one Series A Warrant (the “Series A Warrant”) to purchase one share of Common Stock at an exercise price of $1.750 per share and one Series B Warrant to purchase one share of Common Stock at an exercise price of $1.750 (the “Series B Warrant” and, together with Series A Warrant, the “Warrants”); and (ii) 10,833,500 pre-funded units (the “Pre-Funded Units”) at a public offering price of $1.3999 per Pre-Funded Unit, with each Pre-Funded Unit consisting of one pre-funded warrant (the “Pre-Funded Warrants”) exercisable for one share of Common Stock at an exercise price of $0.0001 per share, one Series A Warrant and one Series B Warrant. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Series A Warrants will be exercisable from issuance and will expire five (5) years after the Warrant Stockholder Approval Date and the Series B Warrants will be exercisable from issuance and will expire two and one-half (2.5) years after the Warrant Stockholder Approval Date (the “Warrant Stockholder Approval Date”).

The offering closed on January 29, 2025. The net proceeds to the Company from the Offering were approximately $18,200,000, after deducting underwriter fees and the payment of other estimated offering expenses associated with the offering that are payable by the Company. The Company intends to use the net proceeds from the offering for repayment of debt, working capital and other general corporate purposes.

Aegis Capital Corp. served as the underwriter in the offering, pursuant to the terms of an Underwriting Agreement, and received seven percent (7%) of the gross proceeds of the offering, a one percent (1%) non-accountable allowance and reimbursement of the legal fees of its counsel.

The Units and Pre-Funded Units were offered by the Company pursuant to a Registration Statement on Form S-1, as amended (File No. 333-284237), which was originally filed with the Securities and Exchange Commission (“the SEC”) on January 10, 2025, and declared effective by the SEC on January 27, 2025. The final prospectus relating to the offering was filed with the SEC on January 29, 2025.

The foregoing summary of the terms of the Pre-Funded Warrant, Series A Warrant, Series B Warrant, and the Underwriting Agreement are subject to, and qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 4.1, 4.2, 4.3, and 10.1 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
10.1	Underwriting Agreement between the Company and Aegis Capital Corp., dated January 28, 2025
99.1	Press Release issued by the Company on January 28, 2025
99.2	Press Release issued by the Company on January 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2025

SHARPS TECHNOLOGY, INC.

/s/ Robert Hayes
Robert Hayes
Chief Executive Officer